TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

BANK OF AMERICA PLAZA
600 PEACHTREE STREET, N.E. - SUITE 5200
ATLANTA, GEORGIA  30308-2216
www.troutmansanders.com
TELEPHONE:  404-885-3000
FACSIMILE: 404-885-3900

December 30, 2010

American Safety Insurance Holdings, Ltd.
31 Queen Street
2nd Floor
Hamilton, Bermuda HM 11

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by American Safety Insurance Holdings, Ltd., a Bermuda company (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering with the Commission the following securities (the “Securities”):

1.	Common shares, par value $0.01 per share, of the Company (the "Common Shares");

2.	Preferred shares, par value $0.01 per share, of the Company (the "Preferred Shares" and, together with the Common Shares to be sold by the Company, the "Company Shares");

3.	Senior debt securities, in one or more series, of the Company (the "Senior Debt Securities");

4.	Subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”)

5.	Guarantees (the “Guarantees”) of the Debt Securities by American Safety Holdings Corp. (the “Guarantor”);

6.	Warrants of the Company to purchase Company Shares or Debt Securities (the "Warrants");

7.	Depositary Receipts of the Company representing fractional shares of Preferred Shares (the "Depositary Receipts");

8.	Share purchase contracts obligating the holders to purchase from the Company a specified number of Common Sharse ("Share Purchase Contracts")

9.
Share purchase units, each representing ownership of Share Purchase Contracts and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Share Purchase Contracts (to the extent constituting securities under the Act issued by the Company, the “Share Purchase Units"); and

10.	Rights of the Company to purchase Common Shares (the “Rights”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000.

The Senior Debt Securities (and related Guarantees, if any Senior Debt Securities are guaranteed) are to be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, a form of which is being filed as Exhibit [4.1] to the Registration Statement (the “Senior Indenture”).  The Subordinated Debt Securities (and related Guarantees, if any Subordinated Debt Securities are guaranteed) are to be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, a form of which is being filed as Exhibit [4.2] to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the “Indentures”).

The Warrants are to be issued pursuant to one or more Warrant Agreements between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agreements").  The Depositary Receipts are to be issued pursuant to one or more Deposit Agreements between the Company and a bank or trust company, as Depositary (the “Deposit Agreements”).  The Rights are to be issued pursuant to one or more Rights Agreements between the Company and a bank or trust company, as Rights Agent (the “Rights Agreements”).

We are acting as U.S. counsel for the Company in connection with the sale by the Company of the Company Shares, the Debt Securities, the Guarantees, the Warrants, the Depositary Receipts, the Share Purchase Contracts, the Share Purchase Units and the Rights. We have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon copies of such corporate records of the Company and the Guarantor, such certificates of public officials, officers of the Company and Guarantor and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter set forth

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

For purposes of our opinions, we have assumed that (a) the Company is validly existing and in good standing under the laws of Bermuda and has all requisite power and authority to enable it to execute, deliver and perform the Securities and the applicable documents, (b) such execution, delivery and performance will not violate the law of Bermuda or any other applicable laws (excepting the law of the States of New York and Georgia and the federal laws of the United States), and (c) such execution, delivery and performance do not and will not constitute a breach or a violation of any agreement or instrument that is binding upon, or the organizational documents of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the State of Georgia and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by Bermuda law, we have relied upon without independent investigation the opinion of Appleby Spurling Hunter, special Bermuda counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement.

We assume that appropriate action will be taken prior to the offer and sale of the Company Shares, the Debt Securities, the Guarantees, the Warrants, the Depositary Receipts, the Share Purchase Contracts, the Share Purchase Units and the Rights to register and qualify the Company Shares, the Debt Securities, the Warrants, the Share Purchase Contracts, the Share Purchase Units and the Rights under all applicable state securities "blue sky" laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Company Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

2. With respect to the Guarantees, when (i) specifically authorized for issuance by the Company Authorizing Resolutions and the Guarantor’s Board of Directors or an authorized committee thereof (the “Guarantor Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Guarantees and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or the organizational documents of the Guarantor or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3. With respect to the Warrants, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4. With respect to the Depositary Receipts, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Deposit Agreement relating to the Depositary Receipts and the Depositary Receipts have been duly authorized, executed and delivered, (iv) the terms of the Depositary Receipts and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Depositary Receipts have been duly executed and registered in accordance with the applicable Deposit Agreement and issued and sold as contemplated by the Registration Statement, (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Depositary Receipts will entitle the holders thereof to the rights specified in the applicable Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5. With respect to the Share Purchase Contracts and Share Purchase Units, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered, (iv) the terms of the Share Purchase Contracts and Share Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Share Purchase Contracts and Share Purchase Units have been issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Share Purchase Contracts and Share Purchase Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

6. With respect to the Rights, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Rights Agreement relating to the Rights have been duly authorized, executed and delivered, (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and do not violate any applicable law or the Memorandum of Association or Bye-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities, Guarantees, Depositary Receipts, Warrants, Share Purchase Contracts, Share Purchase Units and Rights while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,